UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported): July 27, 2005


                        SANTA FE FINANCIAL CORPORATION
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Nevada                       0-6877              95-2452529
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(State or other jurisdiction        (Commission         (IRS Employer
 of incorporation)                  File Number)       Identification No.)


         820 Moraga Drive, Los Angeles, CA                90049
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       (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (310) 889-2500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01.  Other Events.

     On July 27, 2005, Justice Investors, a California limited partnership ("Justice" or the "Partnership"), entered into a first mortgage loan (the "Loan") with The Prudential Insurance Company of America ("Prudential") in a principal amount of $30,000,000. Santa Fe Financial Corporation's subsidiary, Portsmouth Square, Inc., has a 49.8% limited partnership interest in Justice and serves as one of its general partners. The term of the Loan is for 120 months at a fixed interest rate of 5.22% per annum. The Loan calls for monthly installments of principal and interest in the amount of approximately $165,100, calculated on a 360 month amortization schedule. The Loan is secured by a first deed of trust on the Partnership's hotel property located at 750 Kearny Street, San Francisco, California (the "Hotel"), including all improvements and personal property thereon and an assignment of all present and future leases and rents. The Loan is without recourse to the limited and general partners of Justice.

     On July 27, 2005, Justice Investors also obtained a $10,000,000 Revolving Line of Credit ("LOC") from United Commercial Bank. The term of the LOC is for 60 months at an annual interest rate equal to either The Wall Street Journal Prime Rate or LIBOR + 2%, as selected by Justice, and is secured by a second deed of trust on the Hotel property. Interest only is payable monthly with principal and accrued interest due at maturity.

     From the proceeds of the Loan, the Partnership retired its existing line of credit with Bank of the West in the approximate amount of $7,436,000, including accrued interest, and paid off a short term unsecured line of credit from United Commercial Bank in the amount of $2,007,000, including accrued interest.

     The Prudential Loan and the LOC will provide the financial resources for the Partnership to complete the substantial renovations to the Hotel required by its Franchise License Agreement with Hilton Inns, Inc., allowing Justice to operate the Hotel as a Hilton brand hotel. The Hotel portion of the property is temporarily closed for those renovations and it is anticipated that the Hotel will reopen as the "Hilton San Francisco Financial District" during the first part of 2006. The below ground parking garage and Tru Spa located on the lobby level of the Hotel, both of which are lessees of the Partnership, have remained open during the renovation work.


Safe Harbor Provision:
---------------------

Statements contained in this report that are not descriptions of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Forward looking statements include statements related to anticipated trends in revenues, future operations, financial performance and projected revenues and income. Such statements often include words such as "anticipate," "estimate", "project", "expects", "intends," "believes," "plans", "approximately," "likely," and similar expressions. Because Forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. The risks and uncertainties that contribute to the uncertain nature of forward looking statements include, but are not limited to, those related to the impact of terrorism and war on the

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national and international economies, including tourism, general economic conditions and increased competition in the hotel industry in the San Francisco area, partnership distributions, financing, leverage and debt service, labor relations and labor disruptions, and other factors, including natural disasters, and those discussed in the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 2004 and its other periodic reports filed with the Securities and Exchange Commission. All forward-looking statements contained in this Report speak only as of the date on which they were made.
The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PORTSMOUTH SQUARE, INC.


Dated: August 3, 2005                    By  /s/ Michael G. Zybala
                                             -----------------------------
                                             Michael G. Zybala
                                             Vice President and Secretary



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